Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Kenneth M. Roessler, President and Chief Executive Officer of BWAY Holding Company and BWAY Corporation (the “Companies”) and Michael B. Clauer, Executive Vice-President and Chief Financial Officer of the Companies, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)

The quarterly report on Form 10-Q of the Companies for the quarter ended March 29, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

Dated: May 7, 2009

/s/ Kenneth M. Roessler
Kenneth M. Roessler
President and Chief Executive Officer

/s/ Michael B. Clauer
Michael B. Clauer
Executive Vice-President and Chief Financial Officer